Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the USA Technologies, Inc. 2007-A Stock Compensation Plan of our report dated September 10, 2004, with respect to the consolidated financial statements of USA Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 13, 2007